SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): December 13, 2006

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)
(714) 545-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     Valeant Pharmaceutical International’s wholly owned subsidiary, Valeant Research & Development, a Delaware corporation (“Valeant”), entered into following agreements to assign and license its rights to pradefovir to Schering Corporation (“Schering”):
     (a) a Development and License Agreement, dated as of December 13, 2006 between Valeant and Schering (the “Valeant-Schering License”) and
     (b) an Assignment and Assumption Agreement, dated as of December 13, 2006 among Valeant, Metabasis Therapeutics, Inc. (“Metabasis”) and Schering (the “Assignment Agreement”).
     The Valeant-Schering License is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and will not be effective until all such conditions are satisfied (the “Effective Date”). The Assignment Agreement will become effective as of the Effective Date.
     Pursuant to the Assignment Agreement, on the Effective Date Valeant will assign all its rights, title and interest in and to, and Schering will assume Valeant’s obligations under, the Development and License Agreement, dated as of October 1, 2001 between Valeant and Metabasis (the “Original License”). The Assignment Agreement further provides that:
•	the Original License, as amended and restated as of the Effective Date between Metabasis and Schering (the “Amended and Restated License”), cannot be amended in any way that will materially affect Valeant’s rights under the Valeant-Schering License;

•	the Valeant-Schering License cannot be amended in any way that will materially affect Metabasis’s rights under the Amended and Restated License;

•	Valeant and Metabasis will continue to indemnify each other in accordance with the terms of the Original License for any claim arising out of facts and circumstances occurring before the Effective Date.
     The Valeant-Schering License provides that:
•	Valeant will grant to Schering an exclusive, worldwide license to Valeant’s intellectual property related to pradefovir and will assign its rights and interests in the Original License to Schering;

•	Valeant will receive $19.2 million within five business days after the Effective Date;

•	Valeant will receive up to $65 million in fees upon the achievement of certain development, regulatory and commercial milestones;

•	Valeant and Metabasis will receive royalties on sales of pradefovir, if and when a product containing pradefovir is approved for sale;

•	the term of the Valeant-Schering License shall expire, on a country-by-country basis, upon the later of (a) ten (10) years from the first commercial sale in such country and (b) the expiration or invalidation of the last to expire or be invalidated of the patents licensed to Schering under the Amended and Restated License;

•	the Valeant-Schering License will terminate concurrently in the event of an early termination by Metabasis of the Amended and Restated License.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President , General Counsel